EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 Nos. 033-61315 and 333-46076 of National Home Health Care Corp. (the "Company") of our reports dated October 7, 1998 appearing in the Company's Annual Report on this Form 10-K for the fiscal year ended July 31, 2000.

/s/ Richard A. Eisner & Company, LLP
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Richard A. Eisner & Company, LLP

New York, New York
October 24, 2000